Exhibit 99.4
OFFICER’S CERTIFICATE
TO:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island

RE:	Special Meeting of Shareholders of NUCRYST Pharmaceuticals Corp. (the “Corporation”) to be held on Thursday, February 12, 2009 (the “Meeting”)

     With reference to National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the undersigned, Carol L. Amelio, Vice President, General Counsel and Corporate Secretary of the Corporation, in such capacities and not in her personal capacity, certifies for and on behalf of the Corporation, intending that the same may be relied upon by you without further inquiry, that:
1.	in accordance with the requirements set out in section 2.20(a) of NI 54-101, arrangements have been made to have the proxy-related materials for the Meeting sent in compliance with NI 54-101 to all beneficial owners at least 21 days before the date fixed for the Meeting;

2.	in accordance with the requirements set out in section 2.20(b) of NI 54-101, arrangements have been made to carry out all of the requirements of NI 54-101 in addition to those described in paragraph 1 above; and

3.	the Corporation is relying upon section 2.20 of NI 54-101 in connection with the Meeting.

DATED as of the 21st day of January, 2009.

(signed) "Carol L. Amelio"
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary